UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2021

CarGurus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38233	04-3843478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 354-0068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously reported on the Current Report on Form 8-K filed by CarGurus, Inc. (the “Corporation”) with the Securities and Exchange Commission on January 21, 2021 (the “Original Report”), the Corporation’s Board of Directors (the “Board”) approved the appointments of Jason Trevisan as the Corporation’s Chief Executive Officer and of Scot Fredo as the Corporation’s Chief Financial Officer and Treasurer, effective as of January 18, 2021. This Current Report on Form 8-K/A is being filed in order to amend and supplement the Corporation’s disclosure under Item 5.02 of the Original Report to disclose new compensation arrangements for Messrs. Trevisan and Fredo that were not available at the time of the filing of the Original Report. The Original Report otherwise remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, the Compensation Committee of the Board (the “Compensation Committee”) approved a new compensation arrangement for Mr. Trevisan in connection with his promotion to Chief Executive Officer, pursuant to which Mr. Trevisan will receive an annual base salary of $540,000, effective January 1, 2021, and will be eligible for an annual target cash bonus under the Corporation’s Annual Incentive Plan (the “Bonus Plan”) of up to $472,000. Additionally, the Compensation Committee granted to Mr. Trevisan 252,737 restricted stock units (“RSUs”), 126,368 performance-based restricted stock units (“PSUs”) and a non-qualified stock option (“Stock Option”) to purchase 262,850 shares of the Corporation’s Class A common stock, in each case, in accordance with and pursuant to the terms of the Corporation’s Omnibus Incentive Compensation Plan (the “2017 Plan”) and the forms of award agreements thereunder.

The Compensation Committee also approved a new compensation arrangement for Mr. Fredo in connection with his promotion to Chief Financial Officer and Treasurer, pursuant to which Mr. Fredo will receive an annual base salary of $315,000, effective January 1, 2021, and will be eligible for an annual target cash bonus under the Bonus Plan of up to $200,000. Additionally, the Compensation Committee granted to Mr. Fredo 28,081 RSUs, 14,040 PSUs and a Stock Option to purchase 29,205 shares of the Corporation’s Class A common stock, in each case, in accordance with and pursuant to the terms of the 2017 Plan and the forms of award agreements thereunder.

Messrs. Trevisan’s and Fredo’s RSUs and Stock Options vest quarterly over a period of four years from January 1, 2021 and their PSUs are subject to the achievement of certain performance goals during three- and four-year performance periods ending December 31, 2023 and December 31, 2024, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGURUS, INC.

Date: February 12, 2021	By:	/s/ Kathleen B. Patton
Kathleen B. Patton
General Counsel and Secretary